Exhibit 10(g)

     AMENDMENT TO THE 1993 LONG-TERM INCENTIVE PLAN OF
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           THE BANK OF NEW YORK COMPANY, INC.
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     WHEREAS, the 1993 Long-Term Incentive Plan of The Bank of
New York Company, Inc. (the "Plan") was established, effective as of January 1, 1993; and

     WHEREAS, Section 17 of the Plan provides that the Board of Directors of The Bank of New York Company, Inc. may amend the
Plan at any time; and

     WHEREAS, the Board of Directors desires to amend the Plan.

     NOW, THEREFORE, IT IS RESOLVED that the Plan is hereby amended, effective as of December 10, 1996, by the addition of a sentence at the end of Section 5 therein to read as follows:

     In addition, the Committee may from time to time deem other employees of the Company or its subsidiaries eligible to participate in the Plan to receive awards of nonstatutory stock options.

     AND IT IS FURTHER RESOLVED, that the appropriate officers of the Company are authorized and directed to deliver such documents and to perform such other acts as may, in the opinion of the officer or officers so acting, be deemed necessary or desirable to carry out the foregoing resolution.

     IN WITNESS WHEREOF, The Bank of New York Company, Inc.
has caused this Amendment to be executed by its duly authorized officers this 10 day of December, 1996.
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                                      /s/ Alan R. Griffith
ATTEST:                               --------------------

/s/ Jacqueline R. McSwiggan
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   Assistant Secretary